                                                                   EXHIBIT 10.15

                                 FIRST AMENDMENT
                                     TO THE
                 RETIREMENT PLAN FOR EMPLOYEES OF WERNER HOLDING
                                COMPANY (DE),INC.

         WHEREAS, Werner Holding Company (DE) (the "Company") maintains the Retirement Plan for Employees of Werner Holding Company (DE), Inc. (As Amended and Restated Effective December 31, 2000) (the "Plan") for its eligible employees; and

         WHEREAS, pursuant to Section 9.01 of the Plan, the Company has reserved the right to amend the Plan; and

         WHEREAS, the Company deems it appropriate to amend the Plan as requested by the Internal Revenue Service in connection with the Plan's application for a determination letter evidencing its compliance with The Uruguay Round Agreements Act, The Uniformed Services Employment and Reemployment Rights Act of 1994, The Small Business Job Protection Act of 1996, The Taxpayer Relief Act of 1997, The Internal Revenue Service Restructuring and Reform Act of 1998 and The Community Renewal Tax Relief Act of 2000;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows, effective as set forth herein:

1.       Effective January 1, 1997, Section 1.13 is amended to read as follows:

         EMPLOYEE means any person employed by the Employer. Employee shall also include any "leased employee" deemed to be an Employee of the Employer. The term "leased employee" means any person (other than an employee of the Employer or any Related Employer) who, pursuant to an agreement between the Employer or a Related Employer (the "recipient") and any other person ("leasing organization"), has performed services for the recipient on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control of the recipient. A leased employee shall not be considered an employee of the recipient if: (1) such leased employee is covered by a money purchase plan providing: (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the leased employee's gross income under
         Section 125, Section 402(e)(3), Section 402(h)(l)(B) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full vesting; and
         (2) leased employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated work force.

2.       Section 2.01(c) is amended to read as follows:

         Leased employees as defined in Section 1.13 shall not be eligible to participate in the Plan.

3. Effective January 1, 2001, Section 4.09(a)(l) is amended to read as follows:

         Effective January 1, 1998, a Participant's wages, salaries, fees for professional services, any elective deferrals as defined in Section 402(g)(3) of the Code, any amount which is contributed or deferred by the Participating Employer or an Affiliate at the election of the Participant and which is not includable in the gross income of the Participant by reason of Section 125 of the Code, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employer or Affiliate to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and effective for Limitation Years beginning on or after January 1, 2001, elective amounts that are not includable in the Employee's gross income by reason of Section 132(f)(4) of the Code;

4. Effective as provided below, Section 5.06(b) is amended by revising the second paragraph thereof to read as follows:

         If the single sum Actuarial Equivalent of a Participant's benefit exceeds:

         (1) for Plan Years beginning before January 1, 1998, three thousand five hundred dollars ($3,500) (or exceeded three thousand five hundred dollars ($3,500) at the time of any prior distribution);

         (2) for Plan Years beginning on or after January 1, 1998, five thousand dollars ($5,000) (or exceeded five thousand dollars ($5,000) at the time of any prior distribution); and

         (3) for Plan Years beginning on or after January 1, 1998 and for a distribution made after October 16, 2002, five thousand dollars ($5,000);

         and the Annuity Starting Date precedes his Normal Retirement Date, then such Participant must consent in writing to the early commencement of benefits. His spouse must also consent in writing to the early commencement of benefits unless payment is made in the form of a Joint and Survivor Annuity.

5. Effective as provided below, Section 5.06(d) is amended to read as follows:

         If the single sum Actuarial Equivalent value of any benefit that is not yet in pay status:

         (1) for Plan Years beginning before January 1, 1998, is three thousand five hundred dollars ($3,500) or less (or did not exceed three thousand five hundred dollars ($3,500) at the time of any prior distribution);

         (2) for Plan Years beginning on or after January 1,1998, is five thousand dollars ($5,000) or less (or did not exceed five thousand dollars ($5,000) at the time of any prior distribution); and

         (3) for Plan Years beginning on or after January 1,1998 and for a distribution made after October 16, 2002, is five thousand dollars ($5,000) or less;

         the Retirement Board shall direct the Trustee to pay such benefit with respect to the terminated participant or Beneficiary as soon as practicable (whether or not the Participant has reached a retirement date) in a single sum cash payment which shall be the Actuarial Equivalent of the retirement income otherwise payable. For purposes of this paragraph, if the present value of a Participant's vested Accrued Benefit is zero (0), the Participant shall be deemed to have received a distribution of such vested Accrued Benefit under this paragraph (e).

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this First Amendment this________day of________ , 2003.

                                           Werner Holding Company (DE), Inc.

                                           By: _________________________________

                                           Title: ______________________________

                                       3